UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 30, 2018, Syros Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Cowen and Company, LLC and Piper Jaffray & Co., as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), relating to an underwritten public offering of 4,188,481 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the Underwritten Shares are being sold by the Company. The public offering price of the Underwritten Shares is $9.55 per share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $8.977 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $37.3 million. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 628,272 shares of Common Stock (the “Option Shares” and, together with the Underwritten Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Underwritten Shares and any Option Shares will be issued pursuant to a shelf registration statement on Form S-3 that was filed with the Securities Exchange Commission (“SEC”) on July 20, 2017 and declared effective by the SEC on July 31, 2017 (File No. 333-219369). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on February 2, 2018, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01                                           Other Events.

The full text of the press release announcing the launch of the underwritten public offering on January 30, 2018 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The full text of the press release announcing the pricing of the underwritten public offering on January 30, 2018 is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated January 30, 2018, by and among Syros Pharmaceuticals, Inc., J.P. Morgan Securities LLC, Cowen and Company, LLC and Piper Jaffray & Co., as representatives of the several underwriters identified therein.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
99.1	Press release issued January 30, 2018.
99.2	Press release issued January 30, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: January 31, 2018	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Chief Legal & Administrative Officer

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